Graphic Packaging Holding Company Reports Strong First Quarter 2022 Results:
Delivers Organic Sales Growth, Margin Expansion and Significant Increase in EBITDA Year over Year

Q1 2022 Highlights

•Net Sales were $2,245 million versus $1,649 million in the prior year quarter.
•Net Organic Sales increased 3% versus the prior year quarter driven by increased demand for innovative fiber-based packaging solutions and expansion into new market segments and geographies.
•Net Income was $107 million versus $54 million in the prior year quarter.
•Adjusted EBITDA was $350 million versus $240 million in the prior year quarter.
•Earnings per Diluted Share were $0.35 versus $0.19 in the prior year quarter.
•Adjusted Earnings per Diluted Share (excluding amortization of purchased intangibles) were $0.48 versus $0.27 in the prior year quarter.
•Integration of recently expanded European platform continued; on track to deliver $40 million of synergies over three years.
•New K2 Coated Recycled Paperboard (CRB) machine in Kalamazoo, Michigan began operating and the ramp in production is meeting expectations; on track to achieve $50 million in incremental EBITDA in 2022 and $130 million in incremental EBITDA over three years.
•Global liquidity was $1,078 million at quarter end.

ATLANTA, GA, April 26, 2022. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of sustainable fiber-based packaging solutions to food, beverage, foodservice, and other consumer products companies, today reported Net Income for first quarter 2022 of $107 million, or $0.35 per share, based upon 309.7 million weighted average diluted shares. This compares to first quarter 2021 Net Income of $54 million, or $0.19 per share, based upon 277.2 million weighted average diluted shares.

The first quarters of 2022 and 2021 were impacted by a net $25 million and a net $11 million of special charges, respectively. Beginning this quarter, Adjusted Net Income will include adjustments for amortization related to purchased intangible assets, net of tax. The first quarters of 2022 and 2021 were impacted by $17 million and $11 million of amortization related to purchased intangibles, respectively. When adjusting for both types of charges, Adjusted Net Income for the first quarter of 2022 was $149 million, or $0.48 per diluted share. This compares to first quarter 2021 Adjusted Net Income of $76 million, or $0.27 per diluted share.
Michael Doss, the Company’s President and CEO said, “During the first quarter we achieved important milestones on the journey to realize our enhanced Vision 2025 goals. While executing another solid quarter with 3% net organic sales growth, we continued to integrate our recently expanded European platform and began operating the new K2 CRB machine in Kalamazoo, Michigan. In addition, we successfully implemented pricing actions to offset an unprecedented inflationary environment. Importantly, the successful execution of our transformational CRB optimization project will drive benefits for the Company, our employees, and our customers for decades to come as we produce the highest quality, lowest cost CRB in North America. Our business is expanding into new market segments and geographies, and we are executing at a high level as a global team.”
Doss added, “While we continue to strengthen capabilities and expand innovative offerings for customers, we are also optimizing our global production network, driving efficiencies and best-in-class customer service. Progress toward our Vision 2025 will be on full display this year as many of the critical initiatives we have put in motion over the last three years positively impact our financial results. We remain fully committed to achieving strong growth and profitability as reflected in our financial guidance for 2022 and are on track to accomplish the long-term goals established with our enhanced Vision 2025.”

Operating Results
Net Sales

Net Sales increased 36% to $2,245 million in the first quarter of 2022, compared to $1,649 million in the prior year period. The $596 million increase was driven by $222 million of positive price and $385 million of improved volume/mix related to organic growth from conversions to fiber-based packaging solutions and acquisitions partially offset by $11 million of unfavorable foreign exchange.

EBITDA
EBITDA for the first quarter of 2022 was $335 million, or $107 million higher than the first quarter of 2021. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA was $350 million in the first quarter of 2022 versus $240 million in the first quarter of 2021. When comparing against the prior year quarter, Adjusted EBITDA in the first quarter of 2022 was positively impacted by $222 million in pricing, $68 million in volume/mix, $14 million in net productivity and $1 million of favorable foreign exchange. This was partially offset by $176 million of commodity input cost inflation and $19 million of other inflation.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) increased $136 million during the first quarter of 2022 to $5,967 million compared to the fourth quarter of 2021. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) increased $197 million during the first quarter of 2022 to $5,856 million compared to the fourth quarter of 2021. The Company returned $23 million in capital to stockholders in the first quarter 2022 in dividends. The Company's first quarter 2022 Net Leverage Ratio was 5.02 times Adjusted EBITDA compared to 5.36 times at the end of 2021.
At March 31, 2022, the Company had available liquidity of $1,078 million, including the undrawn availability under its global revolving credit facilities.
Net Interest Expense was $42 million in the first quarter of 2022, higher when compared to $30 million reported in the first quarter of 2021 due primarily to higher debt balances.

Capital expenditures for the first quarter of 2022 were $223 million, up compared to $146 million in the first quarter of 2021, primarily due to project completion expenses with the K2 machine and CRB platform investment in Kalamazoo, Michigan.
First quarter 2022 Income Tax Expense was $46 million, higher when compared to $18 million in the first quarter of 2021 as the result of a one-time tax expense.
Please note that a tabular reconciliation of Net Organic Sales Growth, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS (Excluding Amortization of Purchased Intangibles), Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow and Total Net Debt is attached to this release.

Earnings Call

The Company will host a conference call at 10:00 a.m. EST today (April 26, 2022) to discuss the results of first quarter 2022. The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by referencing conference ID 546520 and dialing:
•844-200-6205 from the United States,
•833-950-0062 from Canada, and
•929-526-1599 from outside the United States and Canada.

Forward Looking Statements
Any statements of the Company's expectations in this press release, including but not limited to benefits from CRB optimization project, progress toward achievement of newly enhanced Vision 2025 goals and growth and profitability in 2022 constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, the effects of the Covid-19 pandemic on the Company’s operations and demand for its products, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally and the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company’s future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of sustainable fiber-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States and Europe, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share amounts	2022	2021
Net Sales	$2,245	$1,649
Cost of Sales	1,858	1,400
Selling, General and Administrative	181	126
Other (Income) Expense, Net	(2)	3
Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	15	12
Income from Operations	193	108
Nonoperating Pension and Postretirement Benefit Income	2	2
Interest Expense, Net	(42)	(30)
Income before Income Taxes	153	80
Income Tax Expense	(46)	(18)
Net Income	107	62
Net Income Attributable to Noncontrolling Interest	—	(8)
Net Income Attributable to Graphic Packaging Holding Company	$107	$54

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.35	$0.20
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.35	$0.19

Weighted Average Number of Shares Outstanding - Basic	308.8	275.8
Weighted Average Number of Shares Outstanding - Diluted	309.7	277.2

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	March 31, 2022	December 31, 2021

ASSETS

Current Assets:
Cash and Cash Equivalents	$111	$172
Receivables, Net	945	859
Inventories, Net	1,504	1,387
Other Current Assets	97	84
Total Current Assets	2,657	2,502
Property, Plant and Equipment, Net	4,675	4,677
Goodwill	2,006	2,015
Intangible Assets, Net	831	868
Other Assets	374	395
Total Assets	$10,543	$10,457

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$286	$279
Accounts Payable	1,028	1,125
Other Accrued Liabilities	632	645
Total Current Liabilities	1,946	2,049
Long-Term Debt	5,645	5,515
Deferred Income Tax Liabilities	598	579
Other Noncurrent Liabilities	403	421

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 308,288,288 and 307,103,551 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	3	3
Capital in Excess of Par Value	2,038	2,046
Retained Earnings	150	66
Accumulated Other Comprehensive Loss	(242)	(224)
Total Graphic Packaging Holding Company Shareholders' Equity	1,949	1,891
Noncontrolling Interest	2	2
Total Equity	1,951	1,893
Total Liabilities and Shareholders' Equity	$10,543	$10,457

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
In millions	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$107	$62
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	139	117
Deferred Income Taxes	17	7
Amount of Postretirement Expense (Less) Greater Than Funding	(5)	(11)
Other, Net	—	23
Changes in Operating Assets and Liabilities	(240)	(145)
Net Cash Provided by Operating Activities	18	53

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(221)	(137)
Packaging Machinery Spending	(2)	(9)
Acquisition of Businesses, Net of Cash Acquired	—	—
Beneficial Interest on Sold Receivables	31	33
Beneficial Interest Obtained in Exchange for Proceeds	(2)	(5)
Other, Net	(1)	(2)
Net Cash Used in Investing Activities	(195)	(120)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Debt	—	1,225
Retirement of Long-Term Debt	—	(1,221)
Payments on Debt	(3)	(9)
Borrowings under Revolving Credit Facilities	1,972	885
Payments on Revolving Credit Facilities	(1,812)	(677)
Redemption of Noncontrolling Interest	—	(150)
Repurchase of Common Stock related to Share-Based Payments	(17)	(14)
Debt Issuance Costs	—	(5)
Dividends and Distributions Paid to GPIP Partner	(23)	(24)
Other, Net	2	(5)
Net Cash Provided by Financing Activities	119	5
Effect of Exchange Rate Changes on Cash	(3)	(1)
Net Decrease in Cash and Cash Equivalents	(61)	(63)
Cash and Cash Equivalents at Beginning of Period	172	179
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$111	$116

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, Total Net Debt and Net Organic Sales Growth. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Net Organic Sales Growth are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance, liquidity or net sales presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended
	March 31,
In millions, except per share amounts	2022	2021
Net Income Attributable to Graphic Packaging Holding Company	$107	$54
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	—	8
Income Tax Expense	46	18
Interest Expense, Net	42	30
Depreciation and Amortization	140	118
EBITDA	$335	$228
Charges Associated with Business Combinations, Shutdown and Other Special Charges	15	12
Adjusted EBITDA	$350	$240

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	15.6%	14.6%

Net Income Attributable to Graphic Packaging Holding Company	$107	$54
Charges Associated with Business Combinations, Shutdown and Other Special Charges	15	12
Accelerated Depreciation Related to Shutdown	4	5
Tax Impact of Business Combinations, Shutdown and Other Special Charges, Accelerated Depreciation and Tax Charges	6	(4)
Noncontrolling Interest, Net of Tax	—	(2)
Amortization Related to Purchased Intangible Assets, Net of Tax	17	11
Adjusted Net Income Attributable to Graphic Packaging Holding Company (a)	$149	$76

Adjusted Earnings Per Share - Basic (a)	$0.48	$0.28
Adjusted Earnings Per Share - Diluted (a)	$0.48	$0.27
(a) Excludes amortization related to purchased intangibles.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	March 31,	March 31,	December 31,
In millions	2022	2021	2021
Net Income	$257	$234	$204
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	4	51	12
Income Tax Expense	102	65	74
Equity Income of Unconsolidated Entity	(1)	(1)	(1)
Interest Expense, Net	135	126	123
Depreciation and Amortization	516	483	494
EBITDA	1,013	958	906
Charges Associated with Business Combinations, Shutdown and Other Special Charges	153	56	150
Pension Plan Settlement Charge	—	1	—
Adjusted EBITDA	$1,166	$1,015	$1,056

	March 31,	March 31,	December 31,
Calculation of Net Debt:	2022	2021	2021
Short-Term Debt and Current Portion of Long-Term Debt	$286	$52	$279
Long-Term Debt (a)	5,681	3,813	5,552
Less:
Cash and Cash Equivalents	(111)	(116)	(172)
Total Net Debt	$5,856	$3,749	$5,659

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	5.02	3.69	5.36
(a) Excludes unamortized deferred debt issue costs.

	Three Months Ended
	March 31,
In millions	2022	2021
Net Cash Provided by Operating Activities	$18	$53
Net Cash Receipts from Receivables Sold included in Investing Activities	29	28
Cash Payments Associated with Business Combinations and Shutdown and Other Special Charges	14	32
Adjusted Net Cash Provided by Operating Activities	$61	$113
Capital Spending	(223)	(146)
Adjusted Cash Flow	$(162)	$(33)

Calculation of Net Organic Sales Growth:	Three Months Ended
	March 31,
In millions	2022	2021
Net Sales	$2,245	$1,649
Open Market Paperboard Sales (Paperboard Mills Segment)	(296)	(237)
Impact of Purchased Sales from Acquisitions (a)	—	306
Impact of Pricing (b)	(185)	—
Impact of Foreign Exchange	11	—
Net Organic Sales	$1,775	$1,718
Net Organic Sales Growth	3.3%
(a) Purchased Sales from Acquisitions represents the prior year sales from acquired companies adjusted for current year currency impact.
(b) Represents pricing from converting sales, including price recovery from acquisitions.